PRESS RELEASE

Exhibit 99.1

Autoliv Appoints Adriana Karaboutis to its Board of Directors

(Stockholm, Sweden, September 16, 2024) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, announces that it has added a new independent member to its Board of Directors effective today.

On September 13, 2024, the Autoliv Board of Directors appointed Ms. Adriana Karaboutis as an independent director to the Autoliv Board of Directors effective immediately. With the addition of Ms. Karaboutis, Autoliv has expanded its Board size from eleven to twelve directors.

Ms. Karaboutis most recently served as Group Chief Information and Digital Officer of National Grid PLC, one of the world’s largest public utility companies, a position she held from 2017 to 2023. She previously served as Executive Vice President, Technology, Business Solutions and Corporate Affairs at Biogen Inc., a global biotechnology company, overseeing Business Solutions from 2014 to 2017 with incremental responsibility for Corporate Affairs from 2015 to 2017. Prior to that, Ms. Karaboutis was Vice President and Global Chief Information Officer of Dell, Inc., a global technology company from March 2010 to September 2014.

Ms. Karaboutis previously spent more than 20 years at General Motors Company and Ford Motor Company in various international leadership positions, including computer-integrated manufacturing, supply chain operations, and information technology. Ms. Karaboutis has served on the board of directors of Perrigo Company plc, since May 2017, Aon plc, since September 2022, and Savills plc, since March 2024, and previously served on the boards of directors of Aspen Technology, Inc., Advance Auto Parts, Inc., and Blue Cross Blue Shield of Massachusetts. She served as president of the Michigan Council of Women in Technology from 2008 to 2010 and was a board member of the Manufacturing Executive Leadership Forum from 2009 to 2014. Ms. Karaboutis also served on the Babson College advisory board for the Center for Women’s Entrepreneurial Leadership.

“I am very pleased to welcome Adriana to the Autoliv Board of Directors,” said Jan Carlson, Chairman of the Board of Directors of Autoliv, Inc. “Adriana’s solid industry experience and public company leadership is a welcome addition to the Autoliv Board at a dynamic time for Autoliv and the automotive industry.”

Ms. Karaboutis is appointed for a term expiring at the 2025 Annual General Meeting of Stockholders at which time the Board is expected to contract to eleven members with the retirement of Mr. Hasse Johansson.

Inquiries:

Media: Gabriella Etemad, Tel +46 (70) 612 64 24
Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71
Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2023, our products saved 35,000 lives and reduced more than 450,000 injuries.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20650

Our 70,000 associates in 25 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We drive innovation, research, and development at our 14 technical centers, with their 20 test tracks. Sales in 2023 amounted to $10.5 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm 111 64 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720650